                                                                        Ex. 99.1

               SL INDUSTRIES, INC. ANNOUNCES FINANCIAL RESULTS FOR
                   ITS THIRD QUARTER ENDED SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

         MT.  LAUREL,  NEW JERSEY,  NOVEMBER 9, 2005 . . . SL  INDUSTRIES,  INC.
(AMEX & PHLX:  SLI)  announced  today that net sales for the third quarter ended
September  30,  2005 was  $32,098,000,  compared  to  $30,910,000  for the third quarter  last  year,  an  increase  of  $1,188,000,  or 3.8%.  Net  income  from continuing  operations was $2,552,000,  or $0.44 per diluted share,  compared to net income from continuing  operations of $2,554,000 or $0.43 per diluted share, for the same  period in 2004.  In the third  quarter of 2004,  net  income  from continuing  operations  benefited  by  approximately  $1,026,000,  or $0.17  per diluted  share,  due to  research  and  development  tax  credit  carry-forwards recorded during the period.

         Net  sales  from  continuing  operations  for  the  nine  months  ended
September 30, 2005 were  $95,813,000,  compared to net sales of $88,059,000  for the nine months ended  September 30, 2004, an increase of  $7,754,000,  or 8.8%.
Net income from  continuing  operations for the nine months ended  September 30,
2005 was  $5,879,000,  or $1.03 per diluted  share,  compared to net income from continuing  operations of $4,799,000,  or $0.80 per diluted share,  for the same period last year. In 2004, net income from  continuing  operations  benefited by approximately  $1,252,000,  or $0.21 per  diluted  share,  due to  research  and development  tax credits  recorded  during 2004.  Net income for the nine months ended September 30, 2005 was $5,481,000, or $0.96 per diluted share, compared to net income of  $7,272,000,  or $1.22 per diluted  share,  for the same period in
2004.  Included in net income for 2004 was the receipt of settlement proceeds in connection with the Company's  dismissed  lawsuit with American Power Conversion
Corporation. The settlement proceeds were recorded in the first quarter and were reported as part of discontinued operations.

         All of the Company's four business  segments  reported improved results from the first nine months of the prior year.  Condor D.C. Power Supplies,  Inc.
recorded  net  sales of  $33,001,000  and  operating  income of  $3,260,000,  as compared to net sales of $30,966,000 and operating  income of $2,758,000 for the same period in 2004. Teal  Electronics  Corp.  recorded net sales of $24,077,000 and operating income of $3,725,000,  as compared to net sales of $23,194,000 and operating  income of  $3,719,000  for the same period last year.  SL  Montevideo
Technologies,  Inc.  recorded net sales of $21,120,000  and operating  income of
$2,941,000,  as compared to net sales of  $17,381,000  and  operating  income of
$1,846,000 for the first nine months of 2004. RFL Electronics Inc.  recorded net sales of  $17,615,000  and operating  income of  $1,862,000,  as compared to net sales of $16,518,000 and operating income of $1,332,000 for the same period last year.

         Engineering and product development  expenses for the first nine months of 2005  increased by  $204,000,  or  approximately  3%, as compared to the same period last year.  Other than RFL  Electronics,  all of the  Company's  business segments  increased their  engineering and product  development  expenditures in
2005.  RFL  Electronics  incurred  significant  costs  in  2004  related  to the development of several new product designs and applications.

         The  Company  reported  net new  orders of $29.7  million  in the third quarter  of 2005,  compared  to net new  orders  of $35.6  million  in the third quarter of 2004.  Net new orders for the nine-month  period ended  September 30,
2005 decreased $4.8 million from the same period last year. Backlog at September
30, 2005 was $40.0 million, as compared to $48.5 million a year earlier.

         Commenting on the results,  James Taylor,  Chief Executive  Officer and
President of SL Industries, Inc. said, "We achieved solid financial results over the first nine months of the year in all of the Company's business segments.  In the Power Electronics Group, continued demand by medical equipment manufacturers drove strong  year-to-date sales. Condor D.C. Power Supplies did experience some weakness in demand from industrial  equipment  manufacturers  and electronic and electrical  distributors in the third quarter, which reduced its overall rate of growth. During the quarter, however, Condor began active operations of its newly established  sales  subsidiary  in the United  Kingdom,  which we  believe  will quickly result in significant new sales to international customers."

         "Teal  Electronics  continued  to  perform  at record  levels  over the
quarter  and  the  year,   driven  primarily  by  sales  to  medical   equipment
manufacturers. While Teal experienced mild activity in the semiconductor sector, recent reports suggest increased activity in that industry over the next several quarters. Teal is also making excellent progress to reduce its production costs, notwithstanding recent high prices for its raw materials."

         Taylor  continued,  "SL Montevideo  Technology  reported  strong sales, primarily into the defense-related  aerospace market. However,  increased demand was also reported for industrial and commercial aerospace  customers.  SL-MTI is in the process of  expanding  its  production  capacity  and  industrial  design capabilities  at its facility in  Matamoros,  Mexico,  which should  improve its ability to reduce costs and compete in new markets."

         "After a strong first half, RFL Electronics reported reduced demand for it  telecommunications  products in the third quarter. In addition,  a strike at one of its major  customers  postponed a significant  program during the period.
Nevertheless,  RFL has done an  excellent  job to contain its cost  structure in line with current sales activity,  while  continuing to improve and roll-out its extensive new line of teleprotection and carrier communications products."

         "Corporate   and   other   expenses,    which   relate   to   corporate
administration,  strategic  management and oversight,  capital  financing,  risk management,  corporate governance and controls,  legal and litigation activities and  public  reporting  expenses  were  $3,619,000  for the  nine  months  ended
September 30, 2005, as compared to $3,502,000 for the same period in 2004."

         Taylor  concluded,  "The  Company  also  continued  to improve its cash position  during  the year.  For the nine  months  of the  year,  cash flow from operations was  $6,901,000,  compared to $2,905,000 for the same period in 2004.
On November 7, 2005,  SL's cash balance equaled  $10,411,000,  after paying down
$2,015,000 to retire its former revolving loan facility.  The Company  currently has no debt under its new bank credit facility."

ABOUT SL INDUSTRIES, INC.
         SL   Industries,   Inc.   designs,   manufactures   and  markets  power
electronics,  power motion, power protection,  teleprotection and communications equipment and systems that is used in a variety of medical, aerospace, computer,
datacom,  industrial,   telecom,   transportation  and  electric  power  utility
applications.  For more information about SL Industries,  Inc. and its products, please visit the Company's web site at www.slindustries.com.

FORWARD-LOOKING STATEMENTS
         This  press  release  contains   statements  that  are  forward-looking
statements within the meaning of the Private Securities Litigation Reform Act of
1995.  These  statements  are  based  on  current  expectations,  estimates  and projections about the Company's  business based, in part, on assumptions made by management.  These  statements  are not  guarantees  of future  performance  and involve  risks,  uncertainties  and  assumptions  that are difficult to predict.
Therefore,  actual  outcomes  and  results  may differ  materially  from what is expressed  or  forecasted  in such  forward-looking  statements  due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company,  changes in demand for the  Company's  products,  product  mix,  the  timing  of  customer  orders  and deliveries,  the impact of  competitive  products  and pricing,  constraints  on supplies of critical  components,  excess or  shortage of  production  capacity, difficulties  encountered in the  integration  of acquired  businesses and other risks  discussed  from time to time in the  Company's  Securities  and  Exchange
Commission filings and reports.  In addition,  such statements could be affected by general industry and market conditions and growth rates, and general domestic and international  economic conditions.  Such  forward-looking  statements speak only as of the date on which they are made,  and the Company does not  undertake any  obligation  to update any  forward-looking  statement to reflect  events or circumstances after the date of this release.

                                (TABLE ATTACHED)
Contact:
--------
David Nuzzo, Chief Financial Officer
E-mail:  David.Nuzzo@slindustries.com
Phone:  856-727-1500, ext. 5515
Facsimile:  856-727-1683

                               SL INDUSTRIES, INC.
                       SUMMARY CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                           September 30,      December 31,
                                                               2005               2004
                                                               ----               ----
                                                            (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                                 $ 6,696            $ 2,659
    Marketable securities                                         485               --
    Receivables, net                                           16,199             15,734
    Inventories, net                                           13,823             15,839
    Other current assets                                        3,680              3,758
                                                              -------            -------
       Total current assets                                    40,883             37,990
                                                              -------            -------

    Property, plant and equipment, net                          8,494              8,509
    Intangible assets, net                                     11,415             11,512
    Other assets                                                5,316              5,073
                                                              -------            -------
        Total assets                                          $66,108            $63,084
                                                              =======            =======

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
    Long term debt due within one year                        $  --              $   559
    Other current liabilities                                  16,247             17,935
                                                              -------            -------
       Total current liabilities                               16,247             18,494
                                                              -------            -------

    Long term debt, less portion due within one year             --                1,456
    Other liabilities                                           5,224              5,447
    Shareholders' equity                                       44,637             37,687
                                                              -------            -------
        Total liabilities and shareholders' equity            $66,108            $63,084
                                                              =======            =======

                                                         SL INDUSTRIES, INC.
                                                  CONSOLIDATED STATEMENTS OF INCOME
                                              (In thousands, except per share amounts)
                                                             (unaudited)

                                                                              Three-Months Ended              Nine-Months Ended
                                                                                 September 30,                  September 30,
                                                                              2005          2004             2005          2004
                                                                          ------------  -------------    ------------   ------------

Net sales ..........................................................       $ 32,098        $ 30,910        $ 95,813        $ 88,059

Cost and expenses:
    Cost of products sold ..........................................         20,931          19,630          61,356          55,795
    Engineering and product development ............................          2,294           2,284           7,071           6,867
    Selling, general and administrative ............................          5,050           5,827          17,765          17,803
    Depreciation and amortization ..................................            481             498           1,452           1,441
                                                                           --------        --------        --------        --------
Total cost and expenses ............................................         28,756          28,239          87,644          81,906
                                                                           --------        --------        --------        --------

Income from operations .............................................          3,342           2,671           8,169           6,153
Other income (expense):
    Amortization of deferred financing costs .......................           (236)           (112)           (460)           (336)
    Interest income ................................................             61              22             128              83
    Interest expense ...............................................           (236)            (59)           (385)           (207)
                                                                           --------        --------        --------        --------

Income from continuing operations before income taxes ..............          2,931           2,522           7,452           5,693

Income tax provision (benefit) .....................................            379             (32)          1,573             894
                                                                           --------        --------        --------        --------
Income from continuing operations ..................................          2,552           2,554           5,879           4,799
Income (loss) from discontinued operations (net of tax) ............            (98)             (3)           (398)          2,473
                                                                           --------        --------        --------        --------
Net income .........................................................       $  2,454        $  2,551        $  5,481        $  7,272
                                                                           ========        ========        ========        ========

Basic net income (loss) per common share
    Income from continuing operations ..............................       $   0.46        $   0.44        $   1.06        $   0.82
    Income (loss) from discontinued operations (net of tax) ........          (0.02)           0.00           (0.07)           0.42
                                                                           --------        --------        --------        --------
    Net income .....................................................       $   0.44        $   0.44        $   0.99        $   1.24
                                                                           ========        ========        ========        ========

Diluted net income (loss) per common share .........................                                                              *
    Income from continuing operations ..............................       $   0.44        $   0.43        $   1.03        $   0.80
    Income (loss) from discontinued operations (net of tax) ........          (0.02)           0.00           (0.07)           0.41
                                                                           --------        --------        --------        --------
    Net income .....................................................       $   0.42        $   0.43        $   0.96        $   1.22
                                                                           ========        ========        ========        ========

Shares used in computing basic net income (loss)
  per common share .................................................          5,580           5,801           5,528           5,873
Shares used in computing diluted net income (loss)
  per common share .................................................          5,781           5,909           5,728           5,978

                                                         SL INDUSTRIES, INC.
                                           CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                                           (In thousands)
                                                             (unaudited)

                                                                              Three-Months Ended              Nine-Months Ended
                                                                                 September 30,                  September 30,
                                                                              2005          2004             2005          2004
                                                                          ------------  -------------    ------------   ------------

Net income .........................................................        $ 2,454         $ 2,551         $ 5,481          $ 7,272
Other comprehensive loss (net of tax):
        Unrealized loss on securities ..............................           (101)           --               (54)            --
                                                                            -------         -------         -------          -------
Comprehensive income ...............................................        $ 2,353         $ 2,551         $ 5,427          $ 7,272
                                                                            =======         =======         =======          =======

* Earnings per share does not add due to rounding.